UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2007

Unicorp, Inc.

(Exact name of registrant as specified in its charter)

Nevada	2-73389	75-1764386
(State of organization)	(Commission File Number)	(IRS Employer Identification No.)

Galleria Financial Center 5075 Westheimer, Suite 975 Houston, TX 77056	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (713) 402-6700

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On June 25, 2007 Unicorp, Inc. (the “Company”) entered into a consulting agreement (“Agreement”) with Extex Consulting, Inc. (“Extex”), pursuant to which Extex’s sole employee, William E. Dozier, will provide the Company with management and technical assistance as the Company’s Chief Operating Officer (“COO”).

Mr. Dozier has over 30 years’ experience working in the oil and gas industry holding several senior positions during his career. Prior to his early retirement in March 2005, he was Sr. Vice President - Business Development for Vintage Petroleum, Inc. He started his career with Vintage in May 1992 as Vice President Operations and later as Sr. Vice President - Operations. While at Vintage, he was instrumental in property acquisitions, world-wide production and drilling operations and the establishment of engineering, geological, administrative and field operations for Vintage throughout the U.S., Canada, Argentina, Bolivia, Ecuador, Yemen and Trinidad. Prior to Vintage, he was employed by Santa Fe Minerals, Inc., and Amoco Production Company where he held various engineering and management positions.

Pursuant to the terms of the Agreement, Mr. Dozier has agreed to serve as the Company’s COO through May 30, 2008. Mr. Dozier is to receive a monthly base salary of $10,000. He is also to receive a four-year non-qualified stock option, pursuant to the Company’s 2004 Stock Option Plan, to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.35 per share. The option shall vest in accordance with the following schedule, provided that Mr. Dozier is still engaged as the COO on such vesting date:

(i)	The right to purchase 100,000 shares will vest immediately upon the execution of the Agreement;

(ii)	The right to purchase 100,000 shares will vest two (2) months from the date of execution of the Agreement;

(iii)	The right to purchase 100,000 shares will vest three (3) months from the date of execution of the Agreement;

(iv)	The right to purchase 100,000 shares will vest four (4) months from the date of execution of the Agreement; and

(v)	The right to purchase 100,000 shares will vest five (5) months from the date of execution of the Agreement;

Mr. Dozier will also receive an acquisition bonus in the form of a percentage of the gross purchase price of each producing property acquired by the Company during the term of the Agreement; provided that he assisted in all aspects of each acquisition including identifying, performing due diligence and financing of each acquired property. The following table defines how Mr. Dozier is to be paid:

Gross Purchase Price	Fee
$0 to $2,500,000	2.0%
$2,500,001 to $5,000,000	1.0%
$5,000,001 plus	0.5%

The bonus will be paid in the Company’s common stock and valued at the time of closing and funding of each acquisition. The consulting agreement further provides that Mr. Dozier shall be entitled to a succession fee in the event he notifies the Company at least 30 days prior to the expiration of the Agreement that he does not intend to renew the Agreement in an amount equal to 25% of the replacement’s base salary if he identifies and retains a new chief operating officer on behalf of the Company.

Item 9.01 Financial Statements and Exhibit

(c)  Exhibits

The following exhibits are filed as part of this 8-K:

 EXHIBIT NO. IDENTIFICATION OF EXHIBIT

10.1 Consulting Agreement dated June 25, 2007 between Unicorp, Inc. and Extex Consulting, Inc.

99.1 Press Release
SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICORP. INC.

By: /s/ Carl A. Chase
                        Carl A. Chase,
  Chief Financial Officer

DATE: June 29, 2007

EXHIBIT INDEX

EXHIBIT NO. IDENTIFICATION OF EXHIBIT

10.1 Consulting Agreement dated June 25, 2007 between Unicorp, Inc. and Extex Consulting, Inc.

99.1 Press Release